UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 10, 2004
                                                        ------------------

                             Northwest Bancorp, Inc.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

           Federal                       0-23817                 23-2900888
-----------------------------     ---------------------     --------------------
(State or Other Jurisdiction)     (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)

301 Second Avenue, Warren, Pennsylvania                              16365
----------------------------------------                           ----------
(Address of Principal Executive Offices)                           (Zip Code)

Registrant's telephone number, including area code:  (814) 726-2140
                                                     --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02     Unregistered Sales of Equity Securities
              ---------------------------------------

     On September 10, 2004, Northwest Bancorp, Inc. announced the integration of Leeds Federal Savings Bank into Northwest Savings Bank. In consideration of the transfer of all of the outstanding shares of common stock of Leeds Federal from Northwest Bancorp MHC, the parent company of Northwest Bancorp, Inc., Northwest Bancorp, Inc. cancelled a $12.0 million loan to Northwest Bancorp MHC and issued 1,334,859 shares of its common stock to Northwest Bancorp MHC on September 10, 2004. Northwest Bancorp, Inc. paid an aggregate value of $47.0 million to Northwest Bancorp MHC for Leeds Federal Savings Bank. The stock issuance was exempt from registration as a private sale to an accredited investor.

     A press release regarding this matter is attached as Exhibit 99.1.


Item 9.01     Financial Statements and Exhibits
              ---------------------------------

     (a)  Financial Statements of businesses acquired. Not Applicable.

     (b)  Pro forma financial information. Not Applicable.

     (c)  Exhibits.

          The following Exhibit is attached as part of this report:

          99.1     Press release dated September 13, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     NORTHWEST BANCORP, INC.



DATE: September 13, 2004                   By:  /s/ William W. Harvey, Jr.
                                                --------------------------------
                                                William W. Harvey, Jr.
                                                Senior Vice President of Finance